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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2003

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	Not Applicable

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mintflower Place
8 Par-La-Ville Road
Hamilton HM 08
Bermuda

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 296-5550

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Item 5. Other Events.

     At the Annual General Meeting of Shareholders of Montpelier Re Holdings Ltd. (the “Company”) held on May 20, 2003, the shareholders approved all of the proposed amendments to the Company’s Amended and Restated Bye-Laws described in the Company’s Proxy Statement dated April 17, 2003. The Company’s Amended and Restated Bye-Laws, as revised, are attached to this filing as Exhibit 3.1.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

     The following exhibit is filed as part of this report:

     3.1. Copy of the Amended and Restated Bye-Laws of the Registrant.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd. (Registrant)

May 22, 2003 Date	By: /s/ Neil McConachie Name: Neil McConachie Title: Financial Controller and Treasurer (chief accounting officer)

Index to Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bye-Laws of the Registrant.